Exhibit 99.1

HF Foods Reports Solid Third Quarter 2025 Financial Results

Net Revenue increased 2.9% to $307.0 million
GAAP Net Loss decreased 77.2% to $0.9 million
Adj. EBITDA up 42% to $11.7 million
Las Vegas, NV – November 10, 2025 – HF Foods Group Inc. (NASDAQ: HFFG) (“HF Foods” or the “Company”), a leading distributor of international foodservice solutions to Asian restaurants and other businesses across the United States, today announced results for the third quarter ended September 30, 2025.
Third Quarter 2025 Financial Results

(In thousands, except per share amounts)	Three Months Ended September 30, 2025	Change over Prior Year	Nine Months Ended September 30, 2025	Change over Prior Year

GAAP Measures
Net revenue	$306,978	$8,589	$920,259	$23,874
Gross profit	$50,409	$246	$156,500	$3,461
Net loss	$(874)	$2,963	$(1,894)	$2,267
Loss per share	$(0.02)	$0.05	$(0.03)	$0.06

Non-GAAP Measures
Adjusted EBITDA	$11,748	$3,443	$35,366	$7,798
Adjusted net income(1)	$4,345	$2,135	$14,204	$6,366
Adjusted earnings per share(1)	$0.08	$0.04	$0.27	$0.12
________________
(1)     Adjusted net income and adjusted earnings per share are based on net income attributable to HF Foods Group Inc.
Management Commentary

“We delivered solid financial performance in the third quarter, demonstrating continued momentum from our transformation initiatives,” said Felix Lin, President and Chief Executive Officer of HF Foods. “Our results reflect strong operational discipline and effective implementation of our strategic priorities, even amid ongoing macro challenges. We remain confident in our long-term strategic plan, including evaluating attractive M&A opportunities to expand our geographical footprint. Through our market leadership in the Asian specialty distribution landscape and investments in infrastructure and technology, we believe HF Foods is positioned to drive sustained growth and create long-term value for our shareholders.”
Third Quarter 2025 Results
Net revenue was $307.0 million for the third quarter of 2025 compared to $298.4 million in the prior year period, an increase of $8.6 million, or 2.9%. The increase was primarily attributable to volume increases and improved pricing in Meat & Poultry and Seafood.
Gross profit was $50.4 million, a slight increase compared to $50.2 million in the prior year period. The increase was primarily attributable to an increase in volume and improved pricing during the quarter. Gross profit margin remained relatively consistent at 16.4% compared to 16.8% in the same period in 2024 due to an increased proportion of sales from lower margin products, particularly, Seafood.
Distribution, selling and administrative expenses decreased by $0.4 million, or 0.7%, for the three months ended September 30, 2025. Distribution, selling and administrative expenses as a percentage of net revenue decreased from 16.6% in the prior year to 16.1% for the three months ended September 30, 2025, primarily due to increased net revenue and lower personnel, professional and insurance costs, partially offset by increased rental, occupancy and other expenses.
Net loss decreased 77.2% to $0.9 million for the three months ended September 30, 2025, compared to net loss of $3.8 million for the three months ended September 30, 2024. The improvement was primarily driven by an increase in income from operations of $0.6 million and the increase in fair value of interest rate swap contracts of $3.2 million compared to the prior year period.
Adjusted EBITDA increased 41.5% to $11.7 million compared to $8.3 million in the prior year, which was due to various items noted in the Adjusted EBITDA table included in Appendix A of this earnings release.
Cash Flow and Liquidity
Cash provided by operating activities was $4.5 million for the nine months ended September 30, 2025, compared to cash provided by operating activities of $4.2 million in the prior year period. Net cash provided by operating activities increased by $0.3 million primarily due to an increase in non-cash expense add-backs offset by the timing of working capital outlays mainly for inventory purchases to counter potential tariff increases. As of September 30, 2025, the Company had cash of $12.3 million, checks issued not presented for payment of $2.1 million and access to approximately $49.8 million in additional funds through the $125.0 million line of credit, subject to a borrowing base calculation. The Company has funded working capital and other capital requirements primarily by cash flow from operations and bank loans. Cash is required to pay purchase costs for inventory, salaries, fuel and trucking expenses, selling expenses, rental expenses, income taxes, other operating expenses and to service debts.
Earnings Call and Webcast
HF Foods’ management team will host a live conference call to discuss its financial results today at 1:30 p.m. PT (4:30 p.m. ET). The link to the webcast will be available on the “Events” section of the Company’s Investor Relations website at https://investors.hffoodsgroup.com. Those interested in participating in the live call can dial 1-877-407-0752 or 1-201-389-0912. The webcast will be archived and available for replay.
About HF Foods Group Inc.
HF Foods Group Inc. is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian restaurants and other foodservice customers throughout the United States. HF Foods aims to supply the increasing demand for Asian American restaurant cuisine, leveraging its nationwide network of distribution centers and its strong relations with growers and suppliers of fresh, high-quality specialty restaurant food products and supplies in the US and Asia. Headquartered in Las Vegas, Nevada, HF Foods trades on Nasdaq under the symbol “HFFG”. For more information, please visit www.hffoodsgroup.com.
Investor Relations Contact:
ICR
Investors: Anna Kate Heller
Media: Michael Wolfe
hffoodsgroup@icrinc.com

Forward-Looking Statements
All statements in this news release other than statements of historical facts are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “aims,” “continues,” “expects,” “plans,” “will,” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, risks relating to our ability to consummate our operational transformation plan as anticipated, risks relating to the impact of our operational plan on our sales and efficiencies, risks relating to the impact of demographic trends on demand for the products we distribute, risks related to potential increases in tariff-related costs, statements of assumption underlying any of the foregoing, and other factors including those disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.

HF FOODS GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash	$12,328	$14,467
Accounts receivable, net	54,131	54,346
Inventories	135,496	97,783
Prepaid expenses and other current assets	6,416	11,507
TOTAL CURRENT ASSETS	208,371	178,103
Property and equipment, net	158,717	149,572
Operating lease right-of-use assets	26,801	13,944
Long-term investments	2,191	2,350
Customer relationships, net	128,690	136,615
Trademarks, trade names and other intangibles, net	26,750	24,911
Goodwill	38,815	38,815
Other long-term assets	4,748	5,681
TOTAL ASSETS	$595,083	$549,991
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Checks issued not presented for payment	$2,126	$5,687
Line of credit	67,162	57,483
Accounts payable	72,975	50,644
Current portion of long-term debt, net	6,998	5,410
Current portion of obligations under finance leases	6,463	3,797
Current portion of obligations under operating leases	4,235	4,177
Accrued expenses and other liabilities	15,094	18,001
TOTAL CURRENT LIABILITIES	175,053	145,199
Long-term debt, net of current portion	100,266	103,324
Obligations under finance leases, non-current	26,856	19,929
Obligations under operating leases, non-current	23,764	10,125
Deferred tax liabilities	26,536	29,392
Other long-term liabilities	1,746	728
TOTAL LIABILITIES	354,221	308,697
Commitments and contingencies
SHAREHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	5	5
Treasury stock	(7,750)	(7,750)
Additional paid-in capital	605,697	604,235
Accumulated deficit	(358,744)	(357,199)
TOTAL SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO HF FOODS GROUP INC.	239,208	239,291
Noncontrolling interests	1,654	2,003
TOTAL SHAREHOLDERS’ EQUITY	240,862	241,294
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$595,083	$549,991

HF FOODS GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenue	$306,978	$298,389	$920,259	$896,385
Cost of revenue	256,569	248,226	763,759	743,346
Gross profit	50,409	50,163	156,500	153,039

Distribution, selling and administrative expenses	49,289	49,652	150,107	149,988
Income from operations	1,120	511	6,393	3,051

Other expenses (income):
Interest expense	2,941	2,644	8,367	8,597
Other (income) expense, net	(234)	(332)	(825)	3,040
Change in fair value of interest rate swap contracts	47	3,290	1,916	959
Lease guarantee income	—	—	—	(5,548)
Total other expenses, net	2,754	5,602	9,458	7,048
Income (Loss) before income taxes	(1,634)	(5,091)	(3,065)	(3,997)

Income tax expense (benefit)	(760)	(1,254)	(1,171)	164
Net Income (Loss)	(874)	(3,837)	(1,894)	(4,161)
Less: net (loss) income attributable to noncontrolling interests	242	103	(349)	456
Net income (loss) attributable to HF Foods Group Inc.	$(1,116)	$(3,940)	$(1,545)	$(4,617)

Earnings (Loss) per common share - basic	$(0.02)	$(0.07)	$(0.03)	$(0.09)
Earnings (Loss) per common share - diluted	$(0.02)	$(0.07)	$(0.03)	$(0.09)

Weighted average shares - basic	53,031,801	52,726,683	52,913,907	52,490,321
Weighted average shares - diluted	53,031,801	52,726,683	52,913,907	52,490,321

HF FOODS GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,894)	$(4,161)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	21,269	19,932
Provision (credit) for expected credit losses	(357)	(40)
Deferred tax benefit	(2,856)	(1,175)
Change in fair value of interest rate swap contracts	1,916	959
Stock-based compensation	1,618	1,961
Non-cash lease expense	3,745	2,955
Lease guarantee income	—	(5,548)
Other non-cash (income) expense	(548)	522
Changes in operating assets and liabilities:
Accounts receivable	939	(4,105)
Accounts receivable - related parties	(367)	23
Inventories	(37,713)	(13,890)
Prepaid expenses and other current assets	5,091	133
Other long-term assets	682	734
Checks issued not presented for payment	(3,561)	7,524
Accounts payable	21,820	(658)
Accounts payable - related parties	511	(323)
Operating lease liabilities	(2,905)	(3,015)
Accrued expenses and other liabilities	(2,907)	2,397
Net cash provided by operating activities	4,483	4,225
Cash flows from investing activities:
Purchase of property and equipment	(10,014)	(9,435)
Proceeds from sale of property and equipment	152	12
Net cash used in investing activities	(9,862)	(9,423)
Cash flows from financing activities:
Payments for tax withholding related to vested stock awards	(156)	(173)
Proceeds from line of credit	1,033,577	1,120,318
Repayment of line of credit	(1,023,791)	(1,112,012)
Proceeds from long-term debt	3,275	—
Repayment of long-term debt	(4,776)	(4,125)
Payment of debt financing costs	(213)	—
Repayment of obligations under finance leases	(4,676)	(2,597)
Net cash provide by financing activities	3,240	1,411
Net decrease in cash	(2,139)	(3,787)
Cash at beginning of the period	14,467	15,232
Cash at end of the period	$12,328	$11,445

Appendix A
Non-GAAP Financial Measures
Three and Nine Months Ended September 30, 2025 and 2024
(Unaudited)
Discussion of our financial results includes certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS (“earnings per share”), that we believe provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial performance with other companies in the same industry, many of which present similar non-GAAP financial measures to investors. The definitions of EBITDA, Adjusted EBITDA, non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS may not be the same as similarly titled measures used by other companies in the industry. EBITDA, Adjusted EBITDA, non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS are not defined under GAAP and are subject to important limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our financial results as reported under GAAP.
We use non-GAAP financial measures to supplement our GAAP financial results. Management uses EBITDA, defined as net income (loss) before interest expense, interest income, income taxes, and depreciation and amortization to measure operating performance. In addition, management uses Adjusted EBITDA, defined as net income (loss) before interest expense, interest income, income taxes, and depreciation and amortization, further adjusted to exclude certain unusual, non-cash, or non-recurring expenses. We believe that Adjusted EBITDA is less susceptible to variances in actual performance resulting from non-recurring expenses, and other non-cash charges, provides useful information for our investors and is more reflective of other factors that affect our operating performance.
We believe non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS are useful measures of operating performance because these measures exclude certain items not reflective of our core operating performance. Non-GAAP net income (loss) attributable to HF Foods Group Inc. is defined as net income (loss) attributable to HF Foods Group Inc. adjusted for amortization of intangibles, change in fair value of interest rate swaps, stock based compensation, transaction related costs, transformational project costs and certain unusual, non-cash, or non-recurring expenses. We believe that non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS facilitates period-over-period comparisons and provides additional clarity for investors to better evaluate our operating results. We present EBITDA, Adjusted EBITDA, non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS in order to provide supplemental information that we consider relevant for the readers of our consolidated financial statements included elsewhere in its reports filed with the SEC, including its most recent Annual Report on Form 10-K, and such information is not meant to replace or supersede U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures are included in the schedules attached to this press release.

HF FOODS GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2025	2024	Change
Net loss	$(874)	$(3,837)	$2,963
Interest expense, net	2,947	2,644	303
Income tax benefit	(760)	(1,254)	494
Depreciation and amortization	7,250	6,666	584
EBITDA	8,563	4,219	4,344
Change in fair value of interest rate swap contracts	47	3,290	(3,243)
Stock-based compensation expense	619	701	(82)
Business transformation costs(1)	1,592	77	1,515
Other non-routine expense(2)	339	18	321
Executive transition and organizational redesign(3)	588	—	588
Adjusted EBITDA	$11,748	$8,305	$3,443

	Nine Months Ended September 30,
	2025	2024	Change
Net loss	$(1,894)	$(4,161)	$2,267
Interest expense, net	8,331	8,597	(266)
Income tax (benefit) expense	(1,171)	164	(1,335)
Depreciation and amortization	21,269	19,932	1,337
EBITDA	26,535	24,532	2,003
Lease guarantee income	—	(5,548)	5,548
Change in fair value of interest rate swap contracts	1,916	959	957
Stock-based compensation expense	1,618	1,961	(343)
Business transformation costs(1)	2,458	1,180	1,278
SEC settlement	—	3,900	(3,900)
Other non-routine expense(2)	449	584	(135)
Executive transition and organizational redesign(3)	2,390	—	2,390
Adjusted EBITDA	$35,366	$27,568	$7,798

________________
(1)    Represents costs associated with the launch and continued implementation of strategic projects including supply chain management. improvements and technology infrastructure initiatives.
(2)    Includes contested proxy and related legal and consulting costs and facility closure costs.
(3)    Includes severance and related expenses for the Company’s transition of executive officers and organizational redesign.

HF FOODS GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO HF FOODS GROUP INC.
TO NON-GAAP NET INCOME AND NON-GAAP EPS ATTRIBUTABLE TO HF FOODS GROUP INC.
(In thousands, except per share amounts)
(Unaudited)

The following tables present our non-GAAP net income (loss) and non-GAAP EPS for the three and nine months ended September 30, 2025 and 2024 respectively, as well as reconciliations of each measure to their nearest GAAP equivalents:

	Three Months Ended September 30,
	2025	2024	Change
Net loss attributable to HF Foods Group Inc.	$(1,116)	$(3,940)	$2,824
Amortization of intangibles and deferred financing costs	4,001	4,070	(69)
Change in fair value of interest rate swaps	47	3,290	(3,243)
Stock-based compensation expense	619	701	(82)
Business transformation costs (1)	1,592	77	1,515
Other non-routine expense (2)	339	18	321
Executive transition and organizational redesign (3)	588	—	588
Aggregate adjustment for income taxes (4)	(1,725)	(2,006)	281
Non-GAAP net income attributable to HF Foods Group Inc.	$4,345	$2,210	$2,135
GAAP diluted loss per common share attributable to HF Foods	$(0.02)	$(0.07)	$0.05
EPS difference (5)	0.10	0.11	(0.01)
Non-GAAP diluted earnings per common share attributable to HF Foods (5)	$0.08	$0.04	$0.04
Non-GAAP diluted weighted average number of shares (in thousands) (5)	53,387	52,757

	Nine Months Ended September 30,
	2025	2024	Change
Net loss attributable to HF Foods Group Inc.	$(1,545)	$(4,617)	$3,072
Amortization of intangibles and deferred financing costs	11,891	12,210	(319)
Lease guarantee income	—	(5,548)	5,548
Change in fair value of interest rate swaps	1,916	959	957
Stock-based compensation expense	1,618	1,961	(343)
Business transformation costs (1)	2,458	1,180	1,278
SEC settlement	—	3,900	(3,900)
Other non-routine expense (2)	449	584	(135)
Executive transition and organizational redesign (3)	2,390	—	2,390
Aggregate adjustment for income taxes (4)	(4,973)	(2,791)	(2,182)
Non-GAAP net income attributable to HF Foods Group Inc.	$14,204	$7,838	$6,366
GAAP diluted loss per common share attributable to HF Foods	$(0.03)	$(0.09)	$0.06
EPS difference (5)	0.30	0.24	0.06
Non-GAAP diluted earnings per common share attributable to HF Foods (5)	$0.27	$0.15	$0.12
Non-GAAP diluted weighted average number of shares (in thousands) (5)	53,290	52,722
________________
(1)     Represents costs associated with the launch and continued implementation of strategic projects including supply chain management improvements and technology infrastructure initiatives.
(2)    Includes contested proxy and related legal and consulting costs and facility closure costs.
(3)    Includes severance and related expenses for the Company’s transition of executive officers and organizational redesign.
(4)    Represents the adjustments to the tax provision values to a normalized annual effective tax rate on adjusted pretax earnings, excluding permanent items, using 24.0% and 24.6% for the third quarters of 2025 and 2024.
(5)    EPS difference and diluted non-GAAP earnings per share are calculated by dividing our non-GAAP net income attributable to HF Foods by our non-GAAP diluted weighted average number of shares.